UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2010

SPARTAN STORES, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of principal executive offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                    On May 12, 2010 the Board of Directors of Spartan Stores, Inc. (the "Company") approved amendments to the Company's two current non-equity incentive compensation plans. Each plan was initially authorized by the Board of Directors on February 17, 2010. The plans are:

•	the Executive Cash Incentive Plan of 2010 (the "Executive Plan"), which was known as the Annual Executive Incentive Plan of 2010 prior the amendments; and

•	the 2010 Cash Incentive Plan (the "Incentive Plan"), which was known as the 2010 Annual Incentive Plan prior to the amendments.

                    The description of each plan set forth under Item 5.02 of the Company's Current Report on Form 8-K filed February 22, 2010 is incorporated herein by reference, except to the extent modified by the amendments described in this Report.

                    The Executive Plan remains subject to shareholder approval, and will be effective only if approved by the Company's shareholders at the Company's 2010 annual meeting.

                    Prior to the amendments, each plan was designed to operate on an annual basis, with the Compensation Committee establishing performance objectives for one fiscal year at a time. The amendments to each plan are designed to permit opportunities to earn cash incentive compensation based on performance over periods exceeding one fiscal year.

                    In addition, certain minor technical modifications were made to each plan with respect to the definitions of "retirement" and "disability."

                    The above descriptions of certain terms and conditions of the Executive Plan and Annual Plan and the amendments to the plans are qualified in their entirety by reference to the full text of each plan, as amended, which are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits: The following documents are attached as an exhibit to this report on Form 8-K:

	10.1	Spartan Stores, Inc. Executive Cash Incentive Plan of 2010.

	10.2	Spartan Stores, Inc. 2010 Cash Incentive Plan.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 18, 2010	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document
10.1	Spartan Stores, Inc. Executive Cash Incentive Plan of 2010.

10.2	Spartan Stores, Inc. 2010 Cash Incentive Plan.